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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in the Form S-4 Registration Statement filed by Manhattan Bancorp of our report dated March 22, 2010, relating to the financial statements of California General Bank, N.A. which are contained in that Form S-4 Registration Statement.

        We also consent to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Form S-4 Registration Statement.

/s/ Hutchinson and Bloodgood LLP

January 23, 2012

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm